UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

MEDNAX, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

001-12111	26-3667538
(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

(954) 384-0175

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2016, Karl Wagner, President, Eastern Division, of MEDNAX, Inc., a Florida corporation (the “Company”), informed the Company of his intent to resign from the Company in order to pursue personal opportunities. Mr. Wagner will continue to serve as an executive officer of the Company through December 31, 2016. Thereafter, the Company anticipates that Mr. Wagner will remain in a full-time role with the Company through early 2017 and continue to serve the Company through the first half of 2017 in a consulting role.

Also on November 1, 2016, Dr. Michael D. Stanley, President, Clinical Services Division, of the Company, informed the Company of his intent to step-down from his current position with the Company effective December 31, 2016. The Company anticipates that Dr. Stanley will continue to serve the Company thereafter in a full-time role reporting to the Company’s President and Chief Operating Officer.

Item 7.01	Regulation FD Disclosure.

On November 7, 2016, the Company issued a press release announcing the information set forth in Item 5.02 of this Current Report on Form 8-K concerning the resignation of Mr. Wagner. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated in this Item 7.01 by reference. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release of MEDNAX, Inc. dated November 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: November 7, 2016	By:	/s/ Vivian Lopez-Blanco
	Name:	Vivian Lopez-Blanco
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press Release of MEDNAX, Inc. dated November 7, 2016.